UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) June 29, 2012

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our 2012 proxy statement, the compensation committee of the board of directors of Premiere Global Services, Inc. has engaged a new independent compensation consultant who is currently in the process of completing a comprehensive study of our executive compensation program, including assistance with the design of a new long-term incentive, or LTI, program. We have historically granted LTI awards on a triennial basis rather than an annual basis, with our Chief Financial Officer, David E. Trine, receiving his only LTI award to date upon joining us in 2009. He was fully vested in that LTI award as of March 31, 2012. On June 29, 2012, our compensation committee approved an LTI award, with a grant date of June 30, 2012, to Mr. Trine that approximates a pro-rated amount of one-year’s annualized value of his previous LTI award as a bridge grant to transition to the implementation of our new LTI program in 2013. Based on data and analysis provided by our independent compensation consultant, our compensation committee concluded that this LTI award was competitive with the market for similarly-situated executives.

Accordingly, on June 30, 2012, we granted to Mr. Trine 25,000 shares of restricted stock, which will vest on January 1, 2013 provided that Mr. Trine is then still employed by us or any of our affiliates. In the event of the termination of Mr. Trine’s employment by reason of his death or disability or by us without cause, the vesting of such restricted stock will accelerate in full. In addition, such restricted stock will vest in full if Mr. Trine terminates his employment for good reason or if we terminate his employment without cause within twenty-four months of a change of control of the company, which is also referred to as a double trigger acceleration. A copy of this restricted stock agreement is included as Exhibit 10.1 to this current report.

The foregoing description of the restricted stock agreement is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Restricted Stock Agreement between David E. Trine and the Registrant dated June 30, 2012.
10.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: July 3, 2012	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Restricted Stock Agreement between David E. Trine and the Registrant dated June 30, 2012.